                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

NAME                                                     STATE OF INCORPORATION
----                                                     ----------------------
Conrad Shipyard L.L.C. (formerly named Conrad Shipyard,
 Inc.)                                                         Louisiana
Orange Shipbuilding Company, Inc.                              Texas